As filed with the Securities and Exchange Commission on December 21, 2020

Registration No. 333–251304

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIVOPOWER INTERNATIONAL PLC

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant's name into English)

England and Wales (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

VivoPower International PLC

The Scalpel, 18th Floor, 52 Lime Street

London EC3M 7AF

United Kingdom

+44-794-116-6696

(Address and telephone number of registrant’s principal executive offices)

Corporation Service Company

251 Little Falls Drive Wilmington, DE 19808

United States

Telephone: +1 302 636 5400

(Name, address, and telephone number of agent for service)

Copies to:

Melissa V. Frayer, Esq.

Dinesh K. Melwani, Esq.

Allyson Wilkinson, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

44 Montgomery Street, 36th Floor

San Francisco, CA 94104

Telephone: (415) 432-6000

Facsimile: (415) 432-6001

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (Amendment No. 1) to the Registration Statement on Form F-3 (File No. 333-251304) of VivoPower International PLC (Registration Statement) is being filed solely for the purpose of filing an exhibit as indicated in Part II of this Amendment No. 1. This Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 9. Exhibits.

The following exhibits are filed with this registration statement or are incorporated herein by reference.

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
1.1*	Form of Underwriting Agreement.

1.2	Equity Distribution Agreement		Form F-3 (Exhibit 1.2)	12/11/2020	333-251304

3.1	Articles of Association of the registrant		Form F-4 (Exhibit 3.1)	8/24/2016	333-213297

4.1	Form of certificate evidencing ordinary shares		Form F-4/A (Exhibit 4.1)	11/16/2016	333-213297

4.2*	Form of Senior Debt Security

4.3*	Form of Subordinated Debt Security

4.4	Form of Senior Indenture		Form F-3 (Exhibit 4.4)	12/11/2020	333-251304

4.5	Form of Subordinated Indenture		Form F-3 (Exhibit 4.5)	12/11/2020	333-251304

4.6*	Form of Warrant Agreement and Warrant Certificate

4.7*	Form of Rights Agreement and Right Certificate

4.8*	Form of Unit Agreement and Unit

5.1	Opinion of Shoosmiths LLP	x

23.1	Consent of PKF Littlejohn LLP		Form F-3 (Exhibit 23.1)	12/11/2020	333-251304

23.2	Consent of Shoosmiths LLP (included in the opinion filed as Exhibit 5.1)	x

24.1	Powers of Attorney (Included on the signature page)		Form F-3 (Exhibit 24.1)	12/11/2020	333-251304

25.1**

The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

25.2**

The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

*	To be subsequently filed, if applicable, by an amendment to this registration statement or by a Report on Form 6-K
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of London, United Kingdom, on December 21, 2020.

VIVOPOWER INTERNATIONAL PLC

By:	/s/ Kevin Chin
	Name:	Kevin Chin
	Title:	Chief Executive Officer, Executive Chairman and Director

We, the undersigned officers and directors of VivoPower International PLC hereby severally constitute and appoint Kevin Chin and James Tindal-Robertson, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form F-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable VivoPower International PLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Kevin Chin	Chief Executive Officer, Executive Chairman	December 21, 2020
Kevin Chin	and Director (Principal Executive Officer)

/s/ James Tindal-Robertson	Chief Financial Officer (Principal Financial	December 21, 2020
James Tindal-Robertson	and Accounting Officer)

*	Director	December 21, 2020
Matthew Cahir

/s/ Gemma Godfrey	Director	December 21, 2020
Gemma Godfrey

*	Director	December 21, 2020
Michael Hui

*	Director	December 21, 2020
Peter Jeavons

*	Director	December 21, 2020
William Langdon

*By:	/s/ Kevin Chin
Kevin Chin
Attorney-in-fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of VivoPower International PLC has signed this Registration Statement on December 21, 2020.

VIVOPOWER INTERNATIONAL PLC

By:	/s/ Matthew Cahir
Name: Matthew Cahir
Title: Director